ROCKWELL MEDICAL, INC.
AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN

I. GENERAL PROVISIONS

1.1    Establishment.    On April 13, 2018, the Board initially adopted the Rockwell Medical, Inc. 2018 Long Term Incentive Plan, subject to the approval of shareholders at the Corporation's 2018 annual meeting of shareholders. The plan was first amended and restated effective May 18, 2020, further amended and restated effective November 10, 2021 and further amended and restated effective May 9, 2022.

1.2    Purpose.    The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, Directors and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their economic interests with those of the Corporation's shareholders, and (b) enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees, Directors and Consultants.

1.3    Plan Duration.    The Plan, as currently amended and restated, became effective on May 9, 2022 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after April 13, 2028.

1.4    Definitions and Interpretations.    Whenever the words "include," "includes" or "including" are used, they shall be understood to be followed by the words "without limitation." Article and Section references in the Plan shall be to Articles and Sections of the Plan unless otherwise noted. As used in this Plan, the following terms have the meaning described below:

(a)   "Agreement" means the written document that sets forth the terms of a Participant's Award.

(b)   "Award" means any form of Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Incentive Award or other award granted under the Plan.

(c)   "Board" means the Board of Directors of the Corporation.

(d)   "Cause" means (i) if a Participant is a party to a written employment agreement with the Corporation or a Subsidiary, "Cause" as defined in such agreement, as in effect from time to time, and (ii) in all other cases, (A) a Participant's continued failure to substantially perform Participant's duties to the Corporation or its Subsidiaries (other than as a result of Disability) for a period of 10 days following written notice by the Corporation to Participant of such failure, (B) dishonesty in the performance of Participant's duties, (C) Participant's conviction of, or plea of nolo contendere to, a crime constituting (x) a felony under the laws of the United States or any state thereof, or (y) a misdemeanor involving a crime of embezzlement, theft, dishonesty, or moral turpitude, (D) Participant's willful malfeasance or willful misconduct in connection with Participant's duties to the Corporation or any Subsidiary, or any act or omission which is injurious to the financial condition or business reputation of the Corporation or its Subsidiaries, or (E) Participant's breach of any non-compete, confidentiality or intellectual property obligations to the Corporation or its Subsidiaries.

(e)   "Change in Control" means the occurrence of any of the following events:

(i)  If the Corporation consolidates with or merges into any other corporation or other entity that is not controlled by or under common control with the Corporation, and the Corporation is not the continuing or surviving entity of such consolidation or merger;

(ii)  If the Corporation permits any other corporation or other entity that is not controlled by or under common control with the Corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving entity but, in connection with such consolidation or merger the shareholders of the Corporation immediately prior to such transaction cease to own at least 50% of the combined voting power of the outstanding voting securities of the Corporation immediately following the transaction or the Common Stock is changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets;

(iii)  If the Corporation dissolves or liquidates;

(iv)  If the Corporation effects a share exchange, capital reorganization or reclassification transaction in such a way that (A) holders of Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Common Stock, and (B) (x) neither the Common Stock nor the consideration received in such transaction is a class of equity securities registered under Section 12 of the Exchange Act following such transaction or (y) a majority of members on the Board are replaced in connection with such transaction;

(v)  If any one person, or more than one person acting as a group (as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock possessing thirty-five percent (35%) or more of the total outstanding voting power of the Common Stock;

(vi)  If a majority of members on the Board are replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" corporation, as defined in Code Section 409A and regulations thereunder, for which no other corporation is a majority shareholder); or

(vii)  If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, as determined by the Board. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined by the Board without regard to any liabilities associated with such assets.

As used in this paragraph, the term "person" shall include individuals and entities.

Notwithstanding the foregoing, for purposes of an Award (A) that is considered deferred compensation subject to the provisions of Code Section 409A, or (B) with respect to which the Corporation permits a deferral election, the definition of "Change in Control" shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for such Awards and deferral elections to comply with Code Section 409A.

(f)    "Change in Control Price" shall mean the per share price paid or deemed paid for the outstanding Common Stock in the Change in Control transaction, as determined by the Board.

(g)   "Change in Control Termination" means a termination of an Employee Participant's employment by the Corporation without "Cause" or, if the Employee is a party to a written employment agreement with the Corporation, by Employee for "good reason" (as defined in such agreement as in effect from time to time), which termination occurs after the execution of an agreement to which the Corporation is a party pursuant to which a Change in Control has occurred or will occur (upon consummation of the transactions contemplated by such agreement) but, if a Change in Control has occurred pursuant thereto, not more than two years after such Change in Control, and if a Change in Control has not yet occurred pursuant thereto, while such agreement remains executory.

(h)   "Code" means the Internal Revenue Code of 1986, as amended.

(i)    "Committee" means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are "non-employee directors," as defined in Rule 16b-3 of the Exchange Act and "independent directors" for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(j)    "Common Stock" means shares of the Corporation's authorized common stock.

(k)   "Consultant" means a consultant or advisor (other than as an Employee or Director) to the Corporation or a Subsidiary; provided that such person is an individual who (1) renders bona fide services that are not in connection with the offer and sale of the Corporation's securities in a capital-raising transaction, and (2) does not promote or maintain a market for the Corporation's securities.

(l)    "Corporation" means Rockwell Medical, Inc., a Delaware corporation.

(m)  "Director" means an individual, other than an Employee, who has been elected or appointed to serve as a member of the Board.

(n)   "Disability" means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, "disability" shall be defined under Code Section 409A and regulations thereunder.

(o)   "Employee" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), and the term "employment" means employment with the Corporation or a Subsidiary.

(p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q)   "Fair Market Value" means for purposes of determining the value of Common Stock on the Grant Date, the closing price per share of the Common Stock on the Stock Exchange on the Grant Date. In the event that there are no Common Stock transactions reported on the Stock Exchange on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions reported on the Stock Exchange. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price per share of the Common Stock on the Stock Exchange on the last date preceding the date of exercise or Vesting on which there were Common Stock transactions reported on the Stock Exchange. If the Common Stock is not listed on a Stock Exchange on the relevant date, the Fair Market Value shall be determined by the Board in good faith and in accordance with Code Section 409A and regulations thereunder.

(r)   "Grant Date" means the date on which the Board grants an Award, or such later effective grant date as shall be designated by the Board or as set forth in a Participant's Agreement.

(s)   "Incentive Award" means an Award that is granted in accordance with Article VI.

(t)    "Incentive Stock Option" means an Option granted pursuant to Article II that is intended to meet the requirements of Code Section 422.

(u)   "Nonqualified Stock Option" means an Option granted pursuant to Article II that is not an Incentive Stock Option.

(v)   “Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act.

(w)  "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

(x)  "Participant" means an Employee, Director or Consultant who is designated by the Board to participate in the Plan or otherwise receives an Award; provided, however, that our Chief Executive Officer and our Directors, all as of April 13, 2018, shall not be considered a Participant under the Plan and shall not be eligible to receive any awards under the Plan (except for the contingent option awards granted under the Plan to Directors on March 19, 2018) until immediately after our 2019 annual meeting of shareholders.

(y)   "Performance Award" means any Award of Performance Shares or Performance Units granted pursuant to Article V.

(z)   "Performance Goals" means the measures of performance of the Corporation and its Subsidiaries selected by the Board to determine a Participant's entitlement to a Performance Award under the Plan.

(aa)   "Performance Share" means any grant pursuant to Article V and Section 5.2(b)(i).

(bb) "Performance Unit" means any grant pursuant to Article V and Section 5.2(b)(ii).

(cc) "Plan" means the Amended and Restated Rockwell Medical, Inc. 2018 Long Term Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(dd) "Restriction Period" means the period of time during which a Participant's Restricted Stock or Restricted Stock Unit is subject to a risk of forfeiture and/or and is nontransferable.

(ee) "Restricted Stock" means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.

(ff) "Restricted Stock Unit" means a right granted pursuant to Article IV to receive Restricted Stock, Common Stock or cash.

(gg)  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

(hh) "Stock Appreciation Right" means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(ii) "Stock Exchange" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the applicable date.

(jj)   "Subsidiary" means a corporation or other entity defined in Code Section 424(f).

(kk)   "Substitute Awards" shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(ll) "Vested" or "Vesting" means the extent to which an Award granted or issued hereunder has become exercisable or upon termination or lapse of any applicable Restriction Period in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of Performance Goal(s) set forth in the respective Agreement pursuant to which such Award was granted or issued.

 1.5    Administration.

(a)   The Plan and all Agreements thereunder shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 1.5(c).

(b)   The Board shall, in its discretion, interpret the Plan and all Agreements thereunder, prescribe, amend, and rescind rules and regulations relating to the Plan and all Agreements thereunder, and make all other determinations necessary or advisable for its/their administration. The decision of the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 1.5) on any question concerning the interpretation of the Plan and all Agreements thereunder or its/their administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 1.5) shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. In addition to any other powers set forth in the Plan and subject to Code Section 409A and the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion to:

(i)  Subject to Section 11.6, amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any shares of Common Stock acquired pursuant thereto;

(ii)  Authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(iii)  Determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied; and

(iv)  Establish such other Awards, besides those specifically enumerated in the Plan, which the Board determines are consistent with the Plan's purposes.

(c)   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 1.5(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Board has delegated administration of the Plan to the Compensation Committee, who will serve for such period of time as the Board may specify and whom the Board may remove at any time.

(d) The Board may delegate to one (1) or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Awards and the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on a form that is substantially the same as the form of Agreement approved by the Committee or the Board for use in connection with such Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e)  Notwithstanding any other provision of this Plan to the contrary, neither the Board, the Committee nor any Officer shall have the authority or the discretion to accelerate the Vesting of any Award, except in the case of a Participant's death or Disability.

1.6    Participants.    Participants in the Plan shall be such Employees, Directors and Consultants of the Corporation and its Subsidiaries as the Board in its discretion may select from time to time; provided, however, that our Chief Executive Officer and our Directors, all as of April 13, 2018, shall not be considered a Participant under the Plan and shall not be eligible to receive any awards under the Plan (except for the contingent option awards granted under the Plan to Directors on March 19, 2018) until immediately after our 2019 annual meeting of shareholders. The Board may grant Awards to an individual upon the condition that the individual become an Employee, Director or Consultant of the Corporation or of a Subsidiary, provided that the Grant Date of the Award shall be deemed to be the date that the individual legally becomes an Employee, Director or Consultant, as applicable.

1.7    Stock Reserve.

(a)   The Corporation has reserved 1,018,181 shares of the Corporation's Common Stock for issuance pursuant to stock-based Awards. Up to 627,272 of the reserved shares may be granted as Incentive Stock Options under the Plan. All amounts in this Section 1.7 shall be adjusted, as applicable, in accordance with Section 10.1. Subject to the other provisions in this Section 1.7, the aggregate number of shares of Common Stock reserved under this Section 1.7(a) shall be depleted by the maximum number of shares of Common Stock, if any, that may be payable under an Award as determined on the Grant Date; provided that the aggregate number of shares of Common Stock shall be depleted by one share for each share subject to an Option or Stock Appreciation Right (that will be settled in shares), and shall be depleted by 1.32 shares of Common Stock for each share subject to an Award that will be settled in shares of Common Stock other than an Option or Stock Appreciation Right. For purposes of determining the aggregate number of shares of Common Stock reserved for issuance under this Plan, any fractional share shall be rounded to the next highest full share.

(b)   The shares of Common Stock subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, be recredited to the Plan's reserve (according to the same ratio as such shares reduced the Plan's reserve according to Section 1.7(a)) and shall again be available for issuance pursuant to Awards under the Plan.

(c)   For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding Option, Stock Appreciation Right or Restricted Stock Unit, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any Award; (iii) shares used to satisfy withholding taxes related to the Vesting, exercise or settlement of any Award; and (iv) shares repurchased on the open market by the Corporation with the proceeds of the Option exercise price.

(d)   Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders of such acquired company and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the acquired company) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could no longer have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors of the Corporation or its Subsidiaries prior to such acquisition or combination.

1.8    Repricing.    Except as provided in Section 10.1, without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefor of any new Options and/or Stock Appreciation Rights under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date, or (c) the exchange of outstanding Options or Stock Appreciation Rights for cash or other Awards if the exercise price per share of such Options or Stock Appreciation Rights is greater than the Fair Market Value per share as of the date of exchange. This Section shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Code Section 424.

1.9    Backdating.    Neither the Board nor the Committee may grant an Option or a Stock Appreciation Right with a Grant Date that is effective prior to the date the Board or Committee takes action to approve such Award.

II. STOCK OPTIONS

2.1    Grant of Options.    The Board, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate, and shall determine the general terms and conditions, which shall be set forth in a Participant's Agreement. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Board may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Board may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.

2.2    Incentive Stock Options.    Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option may only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, at the Grant Date and by its terms, is not exercisable more than five years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3    Exercise Price.    The Board shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

2.4    Payment for Option Shares.

(a)   The exercise price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that if the Corporation so approves at the time the Option is exercised and to the extent provided in the applicable Agreement, payment may be made by (i) tendering shares of Common Stock to the Corporation, which are withheld from the Option being exercised in a "net exercise" transaction, or are freely owned and held by the Participant independent of any restrictions or hypothecations; (ii) delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Board having a Fair Market Value on the exercise date equal to the total exercise price; (iv) other means determined by the Board; or (v) any combination of the foregoing.

(b)   "Net exercise," as such term is used in the Plan, shall mean an exercise of an Option pursuant to which, upon delivery to the Corporation of written notice of exercise, the consideration received in payment for the exercise of the Option shall be the cancellation of a portion of the Option and the Corporation shall become obligated to issue the "net number" of shares of Common Stock determined according to the following formula:

((A × B) – (A × C))

B

        For purposes of the foregoing formula:

A = the total number of shares with respect to which such Option is then being exercised (which, for the avoidance of doubt, shall include both the number of shares to be issued to the exercising Participant and the number of shares subject to the portion of the Option to be cancelled in payment of the exercise price).

B= the Stock Exchange closing price for the Common Stock on the last date on which there were Common Stock transactions preceding the date of the Corporation's receipt of the exercise notice.

C= the exercise price in effect at the time of such exercise.

If the foregoing formula would yield a number of shares to be issued that is not a whole number, any such fraction shall be rounded down and disregarded. The shares underlying the exercised portion of the Option that are not issued pursuant to the foregoing formula, along with the corresponding portion of the Option, shall be considered cancelled and no longer subject to exercise.

(c)   Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles, or (iii) is not approved by the Corporation and reflected in the applicable Agreement. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.

III. STOCK APPRECIATION RIGHTS

3.1    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Board. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Board may determine. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten years from the Grant Date.

3.2    Base Price.    The Board shall determine the per share base price for each Stock Appreciation Right granted under the Plan; provided, however, that the base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.

3.3    Exercise of Stock Appreciation Rights.    A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant.

3.4    Stock Appreciation Right Payment.    Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Board in accordance with any applicable terms of the Participant's Agreement), of an amount equal to the difference between (a) the aggregate Fair Market Value on the exercise date for the specified number of shares of Common Stock being exercised, and (b) the aggregate base price for the specified number of shares of Common Stock being exercised.

IV. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Awards of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

4.2    Terms of Awards.    Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, the number of shares of Common Stock or units subject to the Award, the exercise price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the exercise price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including whether the Restricted Stock is subject to achievement of Performance Goals, as the Board shall determine.

4.3    Transferability.    Except as provided in this Article IV and Section 11.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Board and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Board in its sole discretion and as set forth in the applicable Agreement.

4.4    Other Restrictions.    The Board shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares) pursuant to Section 11.3(b).

4.5    Voting Rights.    During the time Restricted Stock is subject to the Restriction Period, to the extent not prohibited by law, the Participant's Agreement shall require the Participant to appoint each of the Corporation's chief executive officer and/or corporate secretary as proxies, each with the power to appoint a substitute, authorizing each of them to represent and to vote the Participant's Restricted Stock in accordance with the Board's recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until the expiration of the Restriction Period).

4.6    Settlement of Restricted Stock Unit Awards.    If a Restricted Stock Unit Award is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Award Vest or on such other date determined by the Board, in its discretion, and set forth in the Agreement, one share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit Award, whether settled in Common Stock, cash or other property, shall be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the Award Vests.

V. PERFORMANCE AWARDS

5.1    Grant of Performance Awards.    The Board, in its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the Performance Goal(s) to be attained pursuant to each Performance Award.

5.2    Terms of Performance Awards.

(a)   Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination thereof, if designated Performance Goal(s) are achieved. The terms of a Participant's Performance Award shall be set forth in a Participant's Agreement. Each Agreement shall specify the Performance Goal(s) applicable to a particular Participant or group of Participants, the period over which the targeted Performance Goal(s) are to be attained, the payment schedule if the Performance Goal(s) are attained, and any other terms as the Board shall determine and conditions applicable to an individual Performance Award.

(b)   Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Board. Performance Awards shall be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.

(i)  In the case of Performance Shares, a legended certificate of Common Stock shall be issued in the Participant's name, restricted from transfer prior to the satisfaction of the designated Performance Goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Board and specified in the Participant's Agreement. Prior to satisfaction of the designated Performance Goal(s) and restrictions, to the extent not prohibited by law, the Participant's Agreement shall require the Participant to appoint each of the Corporation's chief executive officer and/or corporate secretary as proxies, each with the power to appoint a substitute, authorizing each of them to represent and to vote the Participant's Performance Shares in accordance with the Board's recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until such time as the Performance Goal(s) and other restrictions on the Performance Shares have been satisfied).

(ii)  In the case of Performance Units, the Participant shall receive an Agreement from the Board that specifies the Performance Goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property, or a combination thereof. In the event of a dividend or distribution paid in shares of Common Stock or any other event described in Article X, appropriate adjustments shall be made in the Participant's Performance Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Unit Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Performance Unit Award.

VI. INCENTIVE AWARDS

6.1    Grant of Incentive Awards.

(a)   The Board, at its discretion, may grant Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant's Incentive Award shall be set forth in the Participant's Agreement and/or in any separate program(s) authorized by the Board. Each Agreement and/or separate program shall specify such other terms and conditions as the Board shall determine.

(b)   The determination of Incentive Awards for a given year or years may be based upon the attainment of specified levels of Performance Goals related to the Corporation or Subsidiary performance as determined at the discretion of the Board.

(c)   The Board shall (i) select those Participants who shall be eligible to receive an Incentive Award, (ii) determine the performance period, (iii) determine target levels (including minimum and maximum levels) of Performance Goals, and (iv) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of each Performance Goal.

6.2    Payment of Incentive Awards.

(a)   Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Board. Payments shall be made no later than two and a half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b)   The amount of an Incentive Award to be paid upon the attainment of each targeted Performance Goal shall equal a percentage of a Participant's base salary for the fiscal year, a fixed dollar amount, or pursuant to such other formula, as determined by the Board or as set forth in the Participant's Agreement.

VII. DIVIDENDS & NO DIVIDEND EQUIVALENTS

(a)   A Participant shall not be entitled to receive any dividends or other distributions paid with respect to issued and outstanding Restricted Stock or Performance Shares until such time as the Restricted Stock or Performance Shares Vest.

(b)   No Award may be granted under the Plan that provides for payment of "dividend equivalents" or any similar right to receive cash dividends or other distributions paid with respect to a share of Common Stock prior to the time such Award Vests, and no dividend equivalents or similar rights may ever be granted with respect to an Option, a Share Appreciation Right, or any Award other than a "full value" Award.

VIII. MINIMUM VESTING PERIOD

8.1    General Rule.    Notwithstanding any provision of this Plan to the contrary, except as provided in Section 8.2, no portion of any Award granted to any Participant shall Vest prior to the twelve (12)-month anniversary of the Grant Date.

8.2    Exceptions.    Notwithstanding Section 8.1:

(a)   The Board may grant Awards to Participants other than a Director or a Board-appointed executive officer that are not subject to the twelve (12)-month minimum vesting period, provided that such Awards in the aggregate do not exceed five percent (5%) of the total number of shares reserved pursuant to Section 1.7(a).

(b)   For purposes of Awards granted to Directors, "twelve (12)-months" may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.

(c)   The Board may accelerate the Vesting of any Award (i) in the event of a Participant's death or Disability in accordance with Section 1.5(c), or (ii) in accordance with Section 10.2.

IX. TERMINATION OF EMPLOYMENT OR SERVICES

9.1    Options and Stock Appreciation Rights.    Unless otherwise provided in a Participant's Agreement and subject to Article VIII:

(a)   If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason, the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was Vested and exercisable and unexercised on the date of the Participant's termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise.

(c)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated due to the Participant's death while the Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.

(d)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated due to the Participant's Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of Section 9.1(c).

(e)   For the avoidance of doubt, the Board, at the time of a Participant's termination of employment or services, subject to Sections 2.1 and 3.1, Article VIII and Code Section 409A, may extend the term of a Vested Option or a Vested Stock Appreciation Right.

(f)    Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date.

9.2    Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Incentive Awards.    With respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award, unless otherwise provided in a Participant's Agreement and subject to Article VIII:

(a)   If a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason, any portion of such Award that is not yet Vested shall terminate and be forfeited by the Participant.

(b)   If, with respect to a Restricted Stock Award or Restricted Stock Unit Award, the terminated Participant was required to pay a purchase price for any Restricted Stock subject to such Award, other than the performance of services, the Corporation shall have the option to repurchase any shares of Restricted Stock acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant.

9.3    Other Provisions.    The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries, or applicable state or federal law, shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Board in the Employee's Agreement issued under the Plan. The Board may, subject to any additional conditions it may require, provide for continued Vesting of an Award in the event of a Participant's termination of employment or service due to death, Disability, qualifying retirement (as determined by the Board), or termination without Cause, or the Board may accelerate the Vesting of any Award in the event of a Participant's death or Disability in accordance with Section 1.5(c).

X. ADJUSTMENTS AND CHANGE IN CONTROL

10.1    Adjustments.    In the event of a merger, statutory share exchange, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Board, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Board deems appropriate, the substitution of cash, similar options to purchase the shares of, or other awards denominated in the shares of, another company, or other property, as the Board may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Award.

10.2    Change in Control.

(a)   Upon a Change in Control, if the successor or surviving corporation (or parent thereof) to the Corporation so agrees, then, without the consent of any Participant (or other person with rights in any Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change in Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, Vested or earned immediately prior to such Change in Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant's Change in Control Termination following the Change in Control, all of the Participant's Awards that are in effect (including any replacement awards) as of the date of such termination shall be Vested in full or deemed earned in full (if applicable, based on the level of achievement of the Performance Goals that had been met on the date immediately prior to the date of the Change in Control Termination or (B) assuming that the Performance Goals had been met at target at the time of such Change in Control Termination, but prorated based on the elapsed portion of the performance period as of the date of the Change in Control Termination, whichever shall result in the greater amount) effective on the date of such Change in Control Termination.

(b)   To the extent the purchaser, successor or surviving entity (or parent thereof) to the Corporation in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of Participant's Change in Control Termination that occurs prior to or concurrent with the Change if Control), then immediately prior to the date of the Change in Control or the date of the Participant's Change in Control Termination, whichever occurs first:

(i)  Each Option or Stock Appreciation Right that is then held by a Participant who is employed by or in the service of the Corporation or a Subsidiary shall become immediately and fully Vested, and, unless otherwise determined by the Board, all Options and Stock Appreciation Rights shall be cancelled on the date of the Change in Control in exchange for a cash payment equal to the excess of the Change in Control Price of the shares of Common Stock covered by the Option or Stock Appreciation Right that is so cancelled over the exercise or grant price of such shares under the Award; provided, however, that all Options and Stock Appreciation Rights that have an exercise or grant price that is greater than the Change in Control Price shall be cancelled for no consideration;

(ii)  Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then Vested shall Vest;

(iii)  All Performance Awards and all Incentive Awards that are earned but not yet paid shall be paid, and all Performance Awards and Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued either (A) based on the level of achievement of the Performance Goals that had been met on the date immediately prior to the date of the Change in Control or (B) assuming that the Performance Goals had been met at target at the time of such Change in Control, but prorated based on the elapsed portion of the performance period as of the date of the Change in Control, whichever shall result in the greater amount.

For purposes of this clause (b), if the value of an Award is based on the Fair Market Value of a share of Common Stock, Fair Market Value shall be deemed to mean the Change in Control Price.

(c)   The Board may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Vested Option or Vested Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment in (i) cash, (ii) Common Stock, (iii) common stock of a corporation or other business entity that is a party to the Change in Control, or (iv) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Change in Control Price over the exercise or grant price per share under such Option or Stock Appreciation Right (the "Spread"). In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant's cancelled Options and Stock Appreciation Rights on or as soon as practicable following the date of the Change in Control.

XI. MISCELLANEOUS

11.1    Partial Exercise/Fractional Shares.    The Board may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit Award, or Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Board, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

11.2    Rights Prior to Issuance of Shares.    No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares or electronic transfer to the Participant (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or the shares are electronically delivered to the Participant's brokerage account (or book entry is made).

11.3    Non Assignability; Certificate Legend; Removal.

(a)   Except as described below or as otherwise determined by the Board in a Participant's Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Board (each transferee thereof, a "Permitted Assignee"); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(b)   Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Rockwell Medical, Inc. 2018 Long Term Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and an Agreement issued under such Plan. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Rockwell Medical, Inc. If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent's books in connection with such shares.

(c)   Subject to applicable federal and state securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 11.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).

11.4    Securities Laws.

(a)   Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any other applicable laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)   The Board may impose such restrictions on any shares of Common Stock issued pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Incentive Award under the Plan as it may deem advisable, including restrictions (i) under applicable federal securities laws; (ii) under the requirements of the Stock Exchange; and (iii) under any blue sky or other applicable state securities laws.

11.5    Withholding Taxes.

(a)   The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the Vesting or payment of any Award, or disposition of shares of Common Stock acquired under any Award. Alternatively, if the Corporation so approves and to the extent provided in the Participant's Agreement, the Participant may, in order to fulfill the withholding obligation, tender shares of Common Stock or have shares of stock withheld from the exercise or Vested portion of the Award, provided the shares tendered or withheld have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.. Other payment methods set forth in Section 2.4 may also be utilized to satisfy any applicable withholding requirements if the Corporation approves such form of payment and to the extent provided in the Participant's Agreement. The Corporation may not withhold more shares than are necessary to meet tax withholding obligations owed by Participant.

(b)   Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles; or (iv) the Corporation does not approve such form of payment and does not provide such payment option in the Participant's Agreement.

11.6    Termination and Amendment.

(a)   The Board may terminate the Plan, or the granting of Awards under the Plan, at any time.

(b)   The Board may amend or modify the Plan at any time and from time to time, and may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan;

(ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Section 10.1; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation's Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.

(c)   No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, as set forth in Sections 10.2 or 11.9, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

11.7    Code Section 409A.    It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan and all Agreements are to be construed accordingly. The Board reserves the right to amend the terms of the Plan and the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. However, unless otherwise specified herein or in a Participant's Agreement, in no event shall the Corporation or a Subsidiary be responsible for any tax or penalty under Code Section 409A owed by a Participant or beneficiary with regard to an Award payment. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a "specified employee" (as defined in Code Section 409A and regulations thereunder) at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump sum on the first business day following the date that is six months after the date of the Participant's separation from service, or the date of the Participant's death, if earlier; any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreement, the terms "separation from service" or "termination of employment" (or variations thereof) shall be synonymous with the meaning given to the term "separation from service" as defined in Code Section 409A and regulations thereunder.

11.8    Effect on Employment or Services.    Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

11.9    Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified (without requiring the consent of any Participant) so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

11.10    Beneficiary Designation.    Except as otherwise designated in a Participant's Agreement, and subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan or any Agreement to which the Participant is entitled in the event of such Participant's death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant's death, the Corporation shall pay any remaining unpaid benefits to the Participant's legal representative.

11.11    Unfunded Obligation.    A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan or any Agreement shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board, the Committee or the Corporation on the one hand, and any Participant on the other hand, or otherwise create any Vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

11.12    Approval of Plan.    The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on a proposal to approve the Plan at a duly held meeting of shareholders of the Corporation held within 12 months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.

11.13    Governing Law; Limitation on Actions.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules. Any legal action or proceeding with respect to this Plan, any Award or any Agreement (including, but not limited to, claims brought by any shareholders of the Corporation, any Participant, or any other person having an interest in the Plan, any Agreement, or any Award) must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, and may only be brought and determined in a Delaware state or federal court.

DATE APPROVED BY BOARD OF DIRECTORS: March 10, 2022

DATE APPROVED BY STOCKHOLDERS: May 9, 2022